                                                                  EXHIBIT 99.205


     MARKET SEPARATION AND INTER-ZONAL TRANSMISSION CONGESTION MANAGEMENT IN
                                FORWARD MARKETS

              Paul R. Gribik                           George Angelidis ??                            Ross Kovacs
         Perot Systems Corporation           GEORGE, WOULD YOU LIKE TO JOIN US AS A           Southern California Edison
              Los Angeles, CA                CO-AUTHOR ON THIS PAPER?                                Rosemead, CA

ABSTRACT: We designed California's congestion management protocols to provide comparable transmission access and prices to a power exchange and to bilateral contract parties. To achieve this, the protocols require that the Independent System Operator (ISO) keep each schedule coordinator's portfolio of generation and load individually in balance when adjusting schedules to relieve inter-zonal congestion. In the process, the ISO allocates transmission capacity to the parties that value it the most,and it charges each user of a congested transmission path the same marginal price for capacity on the path. The ISO clears its market for transmission without arranging energy trades between parties. The parties involved in an energy trade are responsible for arranging the terms of the trade.

KEYWORDS: Transmission Congestion, Transmission Pricing, Independent System Operator, Optimal Power Flow, Utility Industry Restructuring

                                 I. INTRODUCTION

The California Public Utilities Commission (CPUC) considered two different models for restructuring California's electric utility industry: power pool and bilateral contracts. Each model has proponents among the utilities, power producers and consumers. The CPUC combined aspects of these two approaches in its December 20, 1995 restructuring decision [1]. In the CPUC's industry structure for California, an Independent System Operator (ISO) operates the grid. The ISO is separate from the power exchange (PX) and the other market participants. In a filing to the Federal Energy Regulatory Commission [2], Pacific Gas and Electric, Southern California Edison, and San Diego Gas and Electric further developed rules for the restructured industry.

In the framework put forth in [2], the ISO must meet certain requirements in managing the transmission system, including:

- Provide comparable transmission service (prices and access) to the PX and bilateral contract parties.

- Use marginal cost pricing for major transmission paths to send correct economic signals with respect to limited transmission resources.

- Limit changes to the preferred schedules of the PX and bilateral contract parties to those that relieve transmission congestion (the ISO is not to completely reschedule the pooled resources of the PX and the bilateral contract parties to minimize total system cost).

On the surface, these appear to be conflicting goals. To develop marginal costs that reflect the economic value of transmission capacity, the ISO must minimize generation and load management costs (as provided in bids) while eliminating transmission constraint violations. If the ISO pooled the resources of the bilateral contract parties and the PX, the ISO would arrange all trades between market participants that serve to lower costs. This includes trades between different bilateral contract parties as well as trades between the PX and bilateral contract parties. In this process, the ISO is likely to schedule trades that reduce costs without reducing transmission congestion. However, the ISO is only to make scheduling adjustments that relieve congestion.

We developed congestion management protocols that achieve the goals by clearly delineating the markets treated:

-     the energy market of the PX

-     the energy markets of the bilateral contract parties

-     the ancillary services markets

-     the transmission market.

The protocols keep the different energy and ancillary service markets separate. These markets only interact through the transmission market.

             II. INTER-ZONAL AND INTRA-ZONAL TRANSMISSION CONGESTION

The ISO deals with two types of transmission constraints. Following the framework of [2], the transmission system is divided into zones using experience and engineering studies. Within a zone, it is assumed that transmission congestion will be relatively infrequent and of low cost to relieve. Between zones, it is assumed that transmission congestion will be more frequent and cost more to relieve. In addition, the transmission constraints between zones differ from the constraints within a zone:

- Inter-zonal constraints take the form of limits on real power flows across zonal interfaces.

- Intra-zonal constraints are more varied, e.g.: MW flow limits, MVA flow limits, amperage limits, voltage limits.

The ISO allocates the inter-zonal transmission capacity to the participants to maximize the economic value of the inter-zonal transmission capacity to the users. A user of inter-zonal transmission capacity is to pay a congestion fee based on the differences in locational marginal costs.

In relieving intra-zonal transmission constraint violations, the schedules of the bilateral contract parties and the PX are to be disturbed as little as possible. The cost of relieving intra-zonal constraint violations is to be charged to all users as an uplift.

We only discuss the inter-zonal congestion management protocol in this paper.

                III. FORWARD MARKETS FOR ENERGY AND TRANSMISSION

The participants in the proposed California industry structure must plan their operations in forward time frames in addition to operating in real time. Scheduling and congestion management is done in two forward time frames: o Day-ahead (scheduling resources in each hour of the following day) o Hour-ahead (scheduling resources for an hour -- scheduling begins after the day-ahead market closes).

We only consider congestion management and scheduling of generation, load and losses in the forward markets. We do not address the ancillary services markets; however, the results can be extended to cover scheduling ancillary services such as reserves.

Several entities are involved in the proposed forward energy and transmission markets:

i.    Schedule Coordinators (SCs)

      a.    Manage their own energy markets

      b.    Set the rules for their own energy forward markets

      c. Communicate preferred schedules and prices to adjust those schedules to the Western Independent System Operator

ii. Western Power Exchange (PX) -- a specific schedule coordinator with defined duties

      a.    Runs a market in which parties can buy and sell energy

      b.    Develops preferred schedules for its forward markets

      c.    Develops marginal costs for its energy purchases and sales

      d. Communicates its preferred schedules and prices to adjust those schedules to the Western Independent System Operator

iii.  Western Independent System Operator (ISO)

      a.    Manages the transmission system in the forward market

      b.    Develops marginal cost for use of congested transmission paths.

The SCs and PX specify their desired generation and loads in each hour of the relevant forward market (day-ahead or hour-ahead), and submit their preferred schedules to the ISO. They also submit price curves that the ISO uses in the congestion management process for the forward market:

i. Adjustment price curves for generation (along with minimum and maximum generation levels)

ii.   Adjustment price curves for load reduction (along with limits).

The ISO combines the preferred schedules of the PX and SCs and check for congestion in each hour. If there is congestion, the ISO adjusts the schedules to relieve the congestion. The basic steps are outlined in Fig. 1.

Fig. 1 shows the steps that the ISO takes to relieve congestion in the day-ahead market. The hour-ahead market is similar except that the ISO does not produce advisory schedules or give the SCs and PX an opportunity to revise their schedules. In this paper, we focus on the inter-zonal congestion management and pricing problem for a single hour.

                                  [FLOW CHART]

                     Fig. 1: Day-Ahead Congestion Management

                    IV. TRANSMISSION LOSSES AND NETWORK MODEL

In the ISO protocols, losses are modeled via meter multipliers. The generation at a location is multiplied by the meter multiplier for the location to provide power to account for losses. Since losses are treated by meter multipliers, the inter-zonal congestion management process uses a lossless network model to avoid double counting losses. Consequently, the inter-zonal congestion management model treats EFFECTIVE generation. To account for the cost effect of multiplying effective generation by the meter multipliers, we scale the adjustment price curves and the ranges over which effective generation may be adjusted by the appropriate meter multiplier for the location.

A linear DC power flow formulation is used in the inter-zonal congestion management protocol. This model is used for simplicity and for reliable, robust marginal cost calculation. It can be derived from the real power flow equation by assuming negligible line resistances and small voltage angle differences.

                              [FORMULA OMITTED](1)

where:

   |V[i]|             is the voltage magnitude at bus i
   (delta[i])         is the voltage angle at bus i
   (P[i])             is the net real power injection at bus i
   and (G[ik]) + (J(B[ik])) is an element of the Y[BUS] matrix.

Assuming that (G[ik]) << (B[ik]), sin((delta)[k]- (delta)[i])=((delta)[k] - (delta)[i]), and that the voltage magnitudes are in a narrow range about 1 p.u., we can write the real power balance equations as the DC power flow equations:

                              [FORMULA OMITTED](2)

The inter-zonal real power flow constraints are linearized in a similar fashion.

            V. INTER-ZONAL CONGESTION MANAGEMENT OPTIMIZATION PROBLEM

For schedule coordinator K (SC K):

      (P[K]) is the vector of effective real power generation at buses i = 1, 2,..., N-1.

      (D[K]) is the vector of real power loads at buses i = 1, 2, ..., N-1.

      (C(G)[k,i])((P[k,i])) is the convex adjustment price function for effective generation at bus i

      (C(D)[k,i])((D[k,i])) is the convex adjustment price for reducing load at bus i.

The vector of voltage angles at buses I = 1, 2,..., N-1 is denoted by (delta). The reference bus is bus N so (delta)[N] = 0.

The ISO solves a linearly-constrained optimal power flow problem to allocate and price inter-zonal transmission:

                             [FORMULA OMITTED] (3a)

subject to

                             [FORMULA OMITTED] (3b)

                             [FORMULA OMITTED] (3c)

                             [FORMULA OMITTED] (3d)

                             [FORMULA OMITTED] (3e)

                             [FORMULA OMITTED] (3f)

where

     K         is an SC index and i is a bus index
     B         is the DC power flow matrix
     F         is the linearized interface flow matrix
     (P[Fmax]) is the vector of interface flow limits.

Constraints (3b) are the DC power flow equations, (3c) are the flow limits on the inter-zonal paths, and (3f) are the market separation constraints.

In solving (3), the ISO achieves several goals:

- The ISO allocates inter-zonal transmission capacity to maximize its value to the SCs in the forward market.

-     The ISO clears its forward market for inter-zonal transmission.

-     Each SC's forward energy market is individually cleared.

Suppose that schedule coordinator K submits a preferred schedule and adjustment price bids such that its preferred schedule is optimal when SC K is considered in isolation from the others (individually optimal). That is, SC K's preferred schedule solves:

                             [FORMULA OMITTED] (4a)

subject to

                             [FORMULA OMITTED] (4b)
                             [FORMULA OMITTED] (4c)
                             [FORMULA OMITTED] (4d)
                             [FORMULA OMITTED] (4e)
                             [FORMULA OMITTED] (4f)

where constraints (4c) are a subset of the inter-zonal flow constraints (3c).

In this case, the adjustments that the ISO makes to SC K's schedule will be those that serve to eliminate violations of constraints (3c). The ISO will not simply adjust SC K's schedule to lower SC K's costs without reducing a constraint violation.

An SC could conceivably submit a preferred schedule and adjustment prices such that its preferred schedule is not individually optimal. In this case, the SC could adjust its schedule to lower its costs as measured by the prices that it bid. The inter-zonal congestion management protocol permits an SC to bid in this fashion if it so desires. The protocol contains provisions for adding constraints that prevent the ISO from optimizing an SC's preferred within a zone. These constraints do not affect the results that we derive, so we will not discuss them further in this paper.

                       VI. PRICING INTER-ZONAL CONGESTION

To determine an SC's marginal cost of serving load, we perturb the inter-zonal congestion management problem (3):

                                [FORMULA OMITTED]
subject to

                                [FORMULA OMITTED]

where the elements of the vector [FORMULA OMITTED] are the perturbations of load at each bus for SC K.

The marginal cost of serving load at bus i for SC K is

                                [FORMULA OMITTED] (5)

The Lagrangian and the Kuhn Tucker conditions for the inter-zonal congestion management optimization problem (3) provide the marginal prices that the ISO charges for the use of congested inter-zonal transmission paths:

                                [FORMULA OMITTED] (6)

where

                                [FORMULA OMITTED]

Schedule coordinator K's marginal cost of serving load at bus i in its energy forward market is given by the Lagrange multipliers:

                                [FORMULA OMITTED] (7)

PROPOSITION 1: The congestion price for using a unit of capacity on an inter-zonal transmission path in an hour of a forward market is the same for all schedule coordinators.

PROOF: The congestion prices that the ISO charges schedule coordinator K for using inter-zonal transmission are based on the differences in SC K's locational marginal costs in SC K's forward energy market. SC K would be charged

                             [FORMULA OMITTED] (8)

to inject one unit of energy at bus J and withdraw it at bus i. The right-hand side of (8) shows that the transmission congestion prices do not depend upon the schedule coordinator. / /

PROPOSITION 2: The following ways of calculating the transmission congestion charge to a schedule coordinator for use of inter-zonal transmission in an hour of a forward market are equivalent:

- Sum over all buses: the SC's net withdrawal at a bus times the SC's locational marginal cost at that bus.

- Sum over all inter-zonal paths: the SC's scheduled flow on a path times marginal value of capacity on that path.

PROOF: Under the first of these methods, the inter-zonal transmission charges to schedule coordinator k are given by:

                              [FORMULA OMITTED] (9)

Partitioning the matrix B and the vectors P and D by separating out the reference bus N, we write the DC power flow equations (2) as:

                             [FORMULA OMITTED] (10)

The vector of flows on the inter-zonal paths due to schedule coordinator k is given by

                              [FORMULA OMITTED](11)
where

                             [FORMULA OMITTED] (12)

Among the Kuhn Tucker conditions is the equation

                             [FORMULA OMITTED] (13)

Partition (13) to separate the reference bus, and rearrange terms:

                             [FORMULA OMITTED]

                                [FORMULA OMITTED] (14)

where (e[T]) = [1 1 ... 1]

Using (2), (12) and (14), we can write (9) as:

                                [FORMULA OMITTED] (15)

Equation (15) is simply the sum over all inter-zonal paths of the product of the flow on an inter-zonal path due to SC K and the marginal value of capacity on that path. |_|

                                  VII. EXAMPLE

Consider an example problem (Fig. 2) to illustrate the congestion management procedure. The example problem has two schedule coordinators (SC1 and SC2) and three buses. It treats a single hour. The preferred schedules, adjustment price bids, and flow limits between zones are given in Fig. 2. While the scheduled generation in the hour is constant, each generator may be rescheduled over the range 0 MW to 200 MW. All demands are fixed and constant for the hour.

                                  [FLOW CHART]

                 Fig. 2: Preferred Schedules and Adjustment Bids

The preferred schedules violate the flow limit on the line between buses 1 and
3. Solving the inter-zonal congestion management optimization problem (3), the ISO determines the schedules and locational marginal costs given in Fig.3.

                                  [FLOW CHART]

                       Fig. 3: Solution and Marginal Costs

Based on the solution in Fig. 3, the ISO determines the following congestion charges to the SCs:

Transmission congestion charge to SC1

                                [FORMULA OMITTED]

Transmission congestion charge to SC2

                                [FORMULA OMITTED]

A schedule coordinator can receive congestion payments by scheduling reverse flows on congested transmission lines. Such reverse flows serve to increase the flows that other schedule coordinators may schedule on a congested path. In essence, reverse flows serve to increase the capacity of the path. A schedule coordinator will be paid the marginal value of capacity on the path for such reverse flows.

To better understand the marginal costs, look at the marginal cost for Schedule Coordinator 1 at bus 1. The cost of SC1's generator at bus 1 is $5/MWh while the marginal cost for SC1 at bus 1 is $4/MWh. Why is this the case? To answer this question, let us look at SC1's response to an increase in its load at bus 1.

SC1 could choose to increase its generation by 1 MW at bus 1. The cost to SC1 would be $5. This is not its optimal response. SC1's optimal response is to increase its generation at bus 2 to serve the increased load at bus 1: SC1 changes P2SC1 from 30 to 31 MWh at an increase in generation cost of $10.

Because SC1 increased its generation at bus 2, it frees transmission capacity that SC2 can use to reduce its generation costs: SC2 changes P1SC2 from 100 to 101

MWh at a cost of $11 and P2SC2 from 20 to 19 MWh with a savings of $17.

The total cost to all SCs increases by $4 = ($10+$11-$17). This gives the marginal cost to SC1 at bus 1.

SC1 is not being altruistic. To see this, let's calculate SC1's costs before incrementing the load at bus 1:

Generation Costs:

  0 MWh x $5/MWh + 30 MWh x $10/MWh + 50 MWh x $20/MWh = $1300.

Congestion Costs:

  (0 - 0) x $4/MWh + (0 - 30) x $10/MWh + (80 - 50) x $20/MWh = $300.

Total cost to SC1 is $1600.

Now, lets calculate SC1's costs after incrementing the load at bus 1:

Generation Costs:

  0 MWh x $5/MWh + 31 MWh x $10/MWh + 50 MWh x $20/MWh = $1310.

Congestion Costs:

  (1 - 0) x $4/MWh + (0 - 31) x $10/MWh + (80 - 50) x $20/MWh = $294.

Total cost to SC1 is $1604:

SC1's total costs (generation plus congestion) increase by $4. This is SC1's marginal cost at bus 1.

                     X. BIDDING FOR INTER-ZONAL TRANSMISSION

In the congestion management protocols, an SC provides the following price information that the ISO uses to allocate capacity on inter-zonal paths:

-     Adjustment price curves for its generators

-     Adjustment price curves for its loads.

The value of inter-zonal transmission capacity to the SC is implicit in these price curves. If an SC has generation at two locations, the difference in the generation prices between the two generators gives the value of transmission capacity connecting the two locations to the SC. If an SC has generation at one location and load at another, the difference in price between adjusting the generation and reducing the load gives the value of transmission capacity connecting the two locations to the SC.

In solving the inter-zonal congestion management optimization problem (3), the ISO allocates the inter-zonal transmission capacity to the SCs so that it maximizes the implicit value of the available capacity to the SCs.

Return to the example of the previous section and calculate the amount of capacity that SC1 would use on each path to send 1 MW of power from bus 1 to bus 3: 0.8 MW on path 1->3, 0.2 MW on path 1->2, 0.2 MW on path 2->3. Based on the difference between SC1's generation prices at buses 1 and 3, SC1 implicitly values this "package" of transmission at $20/MW-5/MW = $15/MW. Table 1 gives the transmission capacity on each path that an SC would need to send 1 MW of power from one bus to another. It also gives the value of the package of transmission capacity to the schedule coordinator.

SC1 needs sufficient transmission capacity to deliver 80 MW to bus 3, and SC2 needs sufficient transmission capacity to deliver 120 MW of power to bus 3.

Table 2 gives the allocation of transmission capacity that maximizes the value of the available capacity. Table 3 gives the marginal value of transmission capacity on each path.

The capacity allocation and the marginal values are identical to those determined by the inter-zonal congestion management optimization problem (3).

The computational burden of the two approaches is different. The size of the formulation based on transmission paths is a combinatorial function of the number of points at which an SC may inject power and the number of points at which an SC may withdraw power from the grid. The formulation based on minimizing total bid price with separation of markets does not exhibit this combinatorial growth.

Table 1: Transmission Capacity Needed to Send 1 MW and the value of the Capacity to a Schedule Coordinator

--------------------------------------------------------------

    SC        From     MW on     MW on     MW on     Imputed
 Sending 1     Bus      Path      Path      Path      Value
    MW       /To Bus    1->3      1->2      2->3    $/MW Sent
==============================================================
    SC1        1/3      0.8       0.2       0.2        15
--------------------------------------------------------------

    SC1        2/3      0.4       -0.4      0.6        10
--------------------------------------------------------------

    SC1        3/3       0         0         0          0
--------------------------------------------------------------

    SC2        1/3      0.8       0.2       0.2        24
--------------------------------------------------------------

    SC2        2/3      0.4       -0.4      0.6        18
--------------------------------------------------------------

    SC2        3/3       0         0         0          0
--------------------------------------------------------------

Table 2: Transmission Allocation that Maximizes Value

-------------------------------------------------------------

   Capacity       MW on Path     MW on Path     MW on Path
  Allocation         1->3           1->2           2->3
=============================================================
      SC1            12 MW         -12 MW          18 MW
-------------------------------------------------------------

      SC2            88 MW          12 MW          32 MW
-------------------------------------------------------------

Table 3: Marginal Value of Transmission Capacity

---------------  --------------  ----------------  ----------------

Marginal Value      Path 1->3        Path 1->2        Path 2->3
===============  ==============  ================  ================
                     $19/MW            $0/MW            $4/MW
---------------  --------------  ----------------  ----------------

                                 IX. CONCLUSION

Transmission capacity can be efficiently allocated in forward markets when the energy forward markets of the various schedule coordinators are kept separate by the ISO. Each schedule coordinator can devise strategies and take voluntary actions to control its costs and gain profits while all participants face the same transparent marginal price for using a congested transmission path. This transparent marginal price for transmission supports efficient transmission allocation to the highest valued users. It also leads to a stream of hourly short-run marginal price signals that can indicate the need for investment in transmission facilities to avoid the stream of hourly congestion costs.

                               X. ACKNOWLEDGMENTS

The authors would like to thank the many people who participated in the WEPEX Congestion Management Subteam. Their open and frank discussion of the issues and review of the methodologies and models were instrumental in the development of this approach to inter-zonal congestion management. In particular, we would like to acknowledge the work of Ashish Bhaumik, Bill Englebrecht, Diane Hawk, Carl Imparato, and Alex Papalexopolous. We would also like to thank Dariush Shirmohammadi for his comments and insight.

                                 XI. REFERENCES

[1]   California Public Utilities Commission Decision 95-12-063 (December 20,
      1995), as modified by Decision 96-10-009 (January 10, 1996)

[2] Joint Application of Pacific Gas and Electric Company, San Diego Gas & Electric Company, and Southern California Edison for Authorization to Convey Operational Control of Designated Jurisdictional Facilities to an Independent System Operator, Federal Energy Regulatory Commission Docket No. EC96-19000, April 29, 1996.

                                XIV. BIOGRAPHIES

  TRANSMISSION ACCESS AND PRICING WITH MULTIPLE SEPARATE ENERGY FORWARD MARKETS


     Paul R. Gribik                         George A. Angelidis                  Ross R. Kovacs
 Perot Systems Corporation          Pacific Gas and Electric Company       Southern California Edison
     Los Angeles, CA                         San Francisco, CA                    Rosemead, CA

ABSTRACT: California's congestion management protocols provide comparable access and prices to all users of the transmission system (power exchange, and bilateral contract parties). The users implicitly bid for capacity on major transmission paths between zones. The Independent System Operator (ISO) allocates the available transmission capacity on these paths so that it maximizes the value of this capacity as measured by the users' bids. Everyone scheduling flow on a congested path is charged the marginal-cost-based price for using the path. The ISO keeps each party's portfolio of generation and load individually in balance when adjusting schedules to relieve congestion on interzonal paths. By keeping the portfolios of the different parties separate, the ISO clears its transmission market without arranging energy trades between parties. Parties are responsible for arranging their own trades. The ISO does not become involved in the energy forward markets.

KEYWORDS: Transmission Congestion, Transmission Access, Transmission Pricing, Independent System Operator, Power Exchange, Bilateral Transaction, Optimal Power Flow, Utility Industry Restructuring, Power System Scheduling

                                 I. INTRODUCTION

California's utilities, power producers, consumers and the California Public Utilities Commission (CPUC) considered two different models for restructuring California's electric power industry: a power pool model and a bilateral contracts model. Several parties reached a compromise that combined the two approaches. In addition, the CPUC's restructuring decision [1] put forth an industry structure that combined the two approaches. Pacific Gas and Electric, Southern California Edison, and San Diego Gas and Electric further developed the industry structure and rules in their Phase I Filing [2] and Phase II Filings [3, 4] to the Federal Energy Regulatory Commission (FERC).

A Power Exchange (PX) establishes a market in which generators and consumers bid to sell and buy energy. Bilateral contract parties can operate their own separate energy markets and schedule their energy transactions outside the PX's market. An Independent System Operator (ISO), which is separate from the other market participants, operates the grid.

According to the Phase I Filing, the ISO is to follow certain directives in managing the transmission system. The ISO would be required to:

i. Provide comparable transmission service (prices and access) to the PX and bilateral contract parties

ii. Price the use of major transmission paths at the marginal cost to send appropriate economic signals with respect to limited transmission resources

iii. Restrict adjustments to the schedules submitted by the PX and bilateral contract parties to adjustments that relieve violations of transmission limits. (The ISO does not completely reschedule the pooled resources of all parties to achieve a minimum cost schedule overall. The participants are expected to reach an efficient outcome without ISO's intervention.)

These directives may conflict with each other [5].

Of particular concern, directive (ii) may not be compatible with directive
(iii). To develop marginal costs that reflect the economic value of transmission capacity, the ISO must minimize the costs subject to appropriate constraints. Suppose that the ISO places the resources of the bilateral contract parties and the PX in a common pool when it reschedules to minimize cost and relieve violations of transmission limits. (Hogan [6] presents the details of this type of approach.) The ISO would arrange all trades between market participants that serve to lower costs. This includes trades that reduce costs but that do not alleviate violations of transmission limits. This violates directive (iii).

We refined the definition of the congestion management protocols to eliminate ambiguities and the possibility of such conflicts. Completing their definition while maintaining the compromise that led to the Phase I Filing required an understanding of the rationale for adopting (i), (ii) and (iii).

Issues of equity and economics lie behind (i) and (ii). Directive (iii) tends to reduce the influence of the ISO in the energy futures markets; it prevents the ISO from compelling different parties to engage in energy trades. It is necessary to understand some of the business reasons for this, e.g.:

I. The PX and the bilateral contract parties voluntarily provide the ISO with prices for adjusting their generation and loads to relieve congestion. These prices may reflect the incremental costs that an energy trader would incur as it shifts generation from its resources at one location to its resources at another location. They may not be the prices at which the trader is willing to sell energy to another energy trader. Consequently, giving the ISO the ability to make all schedule changes needed to reach a least-cost schedule for a combined pool would allow the ISO to force parties to engage in energy trades without their expressed consent.

II. The different energy markets operate under their individual rules. Differences in those rules could give rise to different strategies for participants in the different markets. In particular, they may affect the energy adjustment bids that are sent to the ISO for congestion management. For example, in one market, a generator's fixed costs may be covered by a payment that is separate from the payments it receives for energy. In another market, a generator may only receive payments for energy in which case its fixed costs must be recovered through its energy payments. In the first case, a generator may find it advantageous to bid energy prices equal to its incremental energy costs. In the second, a generator may find it advantageous to bid energy prices equal to its incremental energy costs plus an estimate of the $/MWh it will need to cover its fixed costs. If the different markets pass these bids to the ISO for purposes of congestion management, the adjustment price curves from the different markets could be shifted relative to one another. Placing all of the resources in a common pool could result in mixing resources that include fixed costs in their adjustment bids with those that do not include fixed costs in their adjustment bids.

The first step in developing the congestion management protocols for the Phase II Filings is to clearly delineate the markets treated:

o    the energy market of the PX

o    the energy markets of the bilateral contract parties

o    the ancillary services markets

o    the transmission market.

Under the congestion management procedures put forth in the Phase II Filings, the ISO keeps the different energy and ancillary service markets separate as it relieves congestion. These markets interact through the ISO's transmission market.

The ISO uses the adjustment prices voluntarily provided by the PX and bilateral contract parties to determine the value of the available transmission capacity to each. The ISO adjusts the schedules to maximize the value that transmission provides to the users. It prices transmission capacity at its marginal value to the users.

To simplify the exposition, we only treat the mathematical derivation of nodal and path-based marginal prices. We will not give the details of defining zonal prices. In addition, we only treat the energy and transmission markets. The results can be extended to cover ancillary services.



          II. PARTICIPANTS IN ENERGY AND TRANSMISSION FORWARD MARKETS

Several entities are involved in the proposed industry structure:

1.   Scheduling Coordinators (SCs)

     --   Manage their own energy forward markets

     --   Set the rules for their own energy forward markets

     -- Submit preferred schedules and adjustment bids to the ISO and work with the ISO to adjust their schedules

2.  California Power Exchange (PX) -- a specific scheduling coordinator

     --   Runs a forward market in which parties can bid to buy and sell energy

     --   Develops a preferred schedule for its forward market

     --   Develops marginal costs for its energy transactions

     -- Submits its preferred schedule and adjustment bids to the ISO and works with the ISO to adjust its schedule

3.   California Independent System Operator (ISO)

     --   Schedules the use of the transmission system in the forward market

     --   Develops marginal costs for using transmission

     --   Controls real-time operation after the forward markets.

These parties schedule their resources in forward markets and they operate in real time. Scheduling takes place in two forward markets:

o    Day-ahead (scheduling resources for each hour of the following day)

o Hour-ahead (scheduling resources for an hour -- a market for deviations from the day-ahead schedule).

The PX and the other SCs specify their preferred schedules of generation and loads in each hour of the relevant forward market (day-ahead or hour-ahead). Each SC, including the PX, must balance its generation and its load (plus its allocated share of losses) in its preferred schedule.

The PX and the other SCs may voluntarily provide adjustment bids that the ISO will use for congestion management:

o Adjustment bids for generation consisting of price curves for generation with generation limits

o Adjustment bids for load reduction consisting of price curves for reducing load along with limits on reduction.

We only describe congestion management in the forward markets in this paper.

       III. INTERZONAL AND INTRAZONAL TRANSMISSION CONGESTION MANAGEMENT

The ISO deals with two types of transmission constraints. Following the framework of [2], the transmission system is divided into zones using experience and engineering studies.

The interzonal transmission constraints consist of limits on transmission between zones, e.g. power flow limits on interzonal paths. Intrazonal transmission constraints consist of limits on parts of the transmission system within a single zone, e.g. power flow limits on a line within a zone, bus voltage limits, etc.

Within a zone, it is assumed that transmission constraint violations will be relatively infrequent and of low cost to relieve. Between zones, it is assumed that transmission constraint violations will be more frequent and cost more to relieve.

The ISO combines the preferred schedules of the PX and SCs and checks for violated transmission constraints in each hour. If there are transmission constraint violations, the ISO adjusts the schedules to relieve the violations. Fig. 1 shows the congestion management process in the day-ahead market. The hour-ahead market is similar except that the ISO neither produces advisory schedules nor does it give the PX and the other SCs an opportunity to revise their schedules.

When adjusting schedules to relieve interzonal constraint violations, the ISO maximizes the value of the available interzonal transmission capacity to the SCs using it. The PX and other SCs using interzonal transmission pay congestion fees based on differences in locational marginal costs.

We incorporate constraints in the interzonal congestion management procedures that keep the energy forward markets of the PX and the other SCs separate. When the ISO adjusts their schedules to eliminate interzonal transmission constraint violations, it keeps each party's total schedule in balance. That is, the adjusted aggregate generation of an SC (or the PX) must equal the adjusted aggregate loads and allocated share of the losses for that SC (or the PX). These constraints prevent the ISO from imposing trades between different SCs. For interzonal transmission, the ISO only manages the transmission forward market. It does not participate in the energy forward markets by arranging trades between SCs.


                                  [FLOW CHART]

When adjusting schedules to relieve intrazonal transmission constraint violations, the ISO adjusts the schedules of the PX and the other SCs as little as possible. The ISO pays generators whose schedules are increased their bid prices for the increased output. The ISO charges generators whose schedules are reduced for replacing the reduced output at their bid prices. Changes to scheduled load reductions are treated similarly. Any difference between the total amounts paid and collected by the ISO is charged to all consumers in a zone as an uplift. Marginal cost pricing is not used for intrazonal congestion management.

In this paper, we focus on interzonal congestion management and pricing in a single hour.

                             IV. TRANSMISSION MODEL

In the ISO protocols, losses are modeled by using generation meter multipliers
(GMMs). The scheduled generation at a location is multiplied by the specific
GMM for that location to provide power to cover losses. Since losses are treated by GMMs, the interzonal congestion management process uses a lossless network model to avoid double counting losses. Consequently, the interzonal congestion management model treats effective generation. To account for the effect of multiplying generation by the GMMs, we scale the adjustment price curves and the ranges over which generation may be adjusted by the appropriate GMM for the location.

The interzonal congestion management protocol uses a DC power flow model for simplicity and for reliable, robust marginal cost calculation. The DC power flow equations in matrix notation are written as:

B OMEGA = P - D                                                             (1)

where

[FORMULA OMITTED]

The DC power flow equations are reviewed in Appendix I.

The interzonal transmission constraints on the California grid are limits on real power flows on transmission paths between zones. These constraints are linearized similarly as:

[FORMULA OMITTED]

V. INTERZONAL CONGESTION MANAGEMENT AND PRICING

For scheduling coordinator k (SC k):

The ISO solves a linearly-constrained optimal power flow problem to allocate and price interzonal transmission:

[FORMULA OMITTED]

Constraints (3b) are the DC power flow equations, including the power balance for the reference bus. Constraints (3c) are the flow limits on the interzonal paths, and (3f) are the market separation constraints. The vector of voltage angles at buses i = 1,2,..., N-1 is (delta), with bus N as reference so (delta)N=0.

In solving (3), the ISO achieves several goals:

o The ISO schedules the use of interzonal transmission capacity to maximize its value to the PX and other SCs.

o    The ISO clears its forward market for interzonal transmission.

o The energy forward markets of the PX and other SCs are cleared individually.

The Kuhn-Tucker conditions for the interzonal congestion management optimization problem (3) provide the marginal prices that the ISO charges for the use of congested interzonal transmission paths. The Lagrangian for (3) is

[FORMULA OMITTED]

The marginal cost of scheduling injection at bus j and equal withdrawl at bus i does not depend upon the SC and is equal to ((lamda)(*)(i)-(lamda)(*)(j)). The congestion charges to SC k are:

[FORMULA OMITTED]

The marginal value of capacity on the various interzonal paths are the elements of (mu)(*). The congestion charges to SC k can also be calculated by summing the flow that SC k schedules on each path times marginal value of capacity on the path:

[FORMULA OMITTED]

The congestion charges as calculated by (5) and (6) are equal. Details of the derivations are in Appendix II.

                                  VI. EXAMPLE

Consider the example problem in Fig. 2 to illustrate the interzonal congestion management procedure. We have two scheduling coordinators (SC1 and SC2), one of which may be the PX, and three zones consisting of one bus each. We only treat a single hour.

The preferred schedules, adjustment price bids, and flow limits on paths between zones are given in Fig. 2. The adjustment range bid for each generator is 0 MW to 200 MW. All loads are fixed and constant for the hour. No load reduction adjustment bids are submitted by the SCs.

                                  [FLOW CHART]

The preferred schedules violate the flow limit on the line between buses 1 and
3. Solving the interzonal congestion management optimization problem (3), the ISO determines the schedules and locational marginal costs given in Fig. 3.

The ISO determines the following congestion charges:

Transmission congestion charge to SC1

                               [FORMULA OMITTED]

Transmission congestion charge to SC2

                               [FORMULA OMITTED]

                                  [FLOW CHART]

To better understand the marginal costs, look at SC1's marginal cost of serving load at bus 1. The cost of SC1's generator at bus 1 is $5/MWh while the marginal cost for SC1 at bus 1 is $4/MWh. To understand this difference, look at SC1's response to a 1 MWh increase in its load at bus 1.

SC1's optimal response is to increase Psc1,2 by 1 MWh at a generation cost of $10. Because SC1 increased Psc1,2, it frees transmission that SC2 can use to reduce its generation costs: SC2 increases Psc2,1 by 1 MWh at a generation cost of $6 and reduces Psc2,2 by 1 MWh with a savings of $12. The total cost to all SCs increases by ($10+$6-$12) = $4. This is the marginal cost to SC1 at bus 1.

SC1 is not being altruistic. To see this, calculate SC1's costs before the load at bus 1 is increased by 1 MWh: Generation Costs = $1300, Congestion Costs = $300, Total = $1600. Now, calculate SC1's costs after the changes: Generation Costs = $1310, Congestion Costs = $294, Total = $1604. SC1's total costs (generation plus congestion) increase by $4. This is SC1's marginal cost at bus 1.

This example shows that an SC may increase its use of more expensive generation if it can reduce its congestion charges by doing so. A scheduling coordinator can even receive congestion payments by scheduling reverse flows on congested transmission lines. Such reverse flows serve to increase the flows that other scheduling coordinators may schedule on a congested path. In essence, a reverse flow serves to increase the capacity of the path. A scheduling coordinator will be paid the marginal value of capacity on the path for its reverse flow. All SC's are shown the same marginal value for transmission capacity on a given path.

                     VII. IMPLICIT VS. EXPLICIT BIDDING FOR
                             INTERZONAL TRANSMISSION

In the congestion management protocols, an SC provides price information that the ISO uses to allocate capacity on interzonal paths, namely adjustment bids for its generators and adjustment bids for its loads. The value of interzonal transmission capacity to the SC is implicit in these bids. The difference between an SC's generation or load reduction prices at two locations gives the value to the SC of transmission capacity connecting the two locations. In solving (3), the ISO allocates the interzonal transmission capacity to the SCs so that it maximizes the implicit value of the available capacity to the SCs.

We return to the example of the previous section and calculate the amount of capacity that an SC would use on each path to send 1 MW from one bus to another. For example, for SC1 to send 1 MW from bus 1 to bus 3, it would use 0.8 MW on path 1-3, 0.2 MW on path 1-2, and 0.2 MW on path 2-3. Based on the difference between SC1's generation prices at buses 1 and 3, SC1 implicitly values this "package" of transmission at $20/MW - 5/MW = $15/MW. Table 1 gives the transmission capacity on each path that an SC would need to send 1 MW of power from one bus to another. It also gives the value of the package of transmission capacity to the SC.

SC1 wants transmission capacity to deliver 80 MW to bus 3. SC2 wants capacity to deliver 120 MW to bus 3. An SC must also specify the amount of capacity that it can use to move power out of a location. In this case, each SC can generate up to 200 MW at each bus, so each can export at most 200 MW from a location. The ISO can allocate up to 100 MW on path 1-3, 50MW on path 1-2, and 50 MW on path 2-3.

Table 1: Transmission Capacity Needed to Send 1 MW and its Value to a Scheduling
         Coordinator

     SC                 Buses           MW             MW             MW          Imputed
   Sending             (From,          Path           Path           Path          Value
    1 MW                 To)           1-3            1-2            2-3            $/MW
   -------           ----------     ----------     ----------     ----------     ----------
     SC1                (1,3)            0.8            0.2            0.2             15

     SC1                (2,3)            0.4           -0.4            0.6             10

     SC2                (1,3)            0.8            0.2            0.2             24

     SC2                (2,3)            0.4           -0.4            0.6             18

     SCk
Let x      be the amount of network capacity that the ISO
     (i,j)

allocates to SC k to move power from bus i to bus j. To maximize the value of transmission, the ISO would solve:

                 SC1             SC1             SC2             SC2
   Max 15[TIMES]x     +10[TIMES]x     +24[TIMES]x     +18[TIMES]x          Value
                 (1,3)           (2,3)           (1,3)           (2,3)

   subject to

    SC1    SC1   SC1
   x     +x     +x     = 80  SC1's Xmission Capacity Demand
    (1,3)  (2,3) (3,3)

    SC2    SC2   SC2
   x     +x     +x     = 120 SC2's Xmission Capacity Demand
    (1,3)  (2,3) (3,3)

              SC1              SC1              SC2              SC2
   0.8[TIMES]x     +0.4[TIMES]x     +0.8[TIMES]x     +0.4[TIMES]x     < or = to 100 Path l-3
              (1,3)            (2,3)            (1,3)            (2,3)

              SC1              SC1              SC2              SC2
   0.2[TIMES]x     -0.4[TIMES]x     +0.2[TIMES]x     -0.4[TIMES]x     < or = to 50  Path l-2
              (1,3)            (2,3)            (1,3)            (2,3)

              SC1              SC1              SC2              SC2
   0.2[TIMES]x     +0.6[TIMES]x     +0.2[TIMES]x     +0.6[TIMES]x     < or = to 50  Path 2-3
              (1,3)            (2,3)            (1,3)            (2,3)

                SCk
   0 < or = to x     < or = to 200 for all SCs and bus pairs (i,j)
                (i,j)

                 SC1        SC1          SC1         SC2
The solution is x     = 0, x      = 30, x      = 0, x      = 100,
                 (1,3)      (2,3)        (3,3)       (1,3)

 SC2          SC2
x      = 20, x      = 0. The corresponding allocation of capacity
 (2,3)        (3,3)

on each path and the marginal value of transmission capacity on each path are given in Table 2. These are identical to those determined by the congestion management optimization (3).

Table 2: Transmission Allocation that Maximizes Value and the Marginal Value of
         Capacity on Each Path

               Path 1-3           Path 1-2          Path 2-3
               --------           --------          --------

Cap. to SC1       12 MW             -12 MW             18 MW

Cap. to SC2       88 MW              12 MW             32 MW

Marg. Val.       $19/MW              $0/MW             $4/MW

The preceding analysis could be used as the foundation on which to develop an alternate approach for the ISO's interzonal congestion management protocols. Each SC would be required to bid explicitly the price that it is willing to pay for a package of transmission capacity from one point on the network to another. That is, each SC would explicitly bid the prices in Table 1. (The DC power flow would again be used to determine the capacity required on each path to support the transport of a unit of power from the source bus to the load bus.) Each SC would also be required to specify the total amount of transmission capacity that it wishes to acquire. The ISO would formulate an optimization problem as outlined in this section to allocate the available capacity on the paths.

We briefly compare and contrast the two alternate methods by which the ISO can have SCs bid for transmission capacity:

     i. the implicit approach based on separation of markets leading to the interzonal congestion management optimization problem (3)

     ii.  the explicit approach as outlined in this section.

Under the implicit approach, an SC's bid formulation problem is simpler and the ISO's capacity allocation problem is smaller than under the explicit approach.

Under the explicit approach, SCs bid directly for transmission packages connecting generation and load points. In a network with N buses, each SC may conceivably bid on up to N2 transmission packages. Consequently, there may be up to N2 variables per SC in the resulting optimization problem. Using the implicit approach, each SC bids adjustments to generation and load at up to N locations. Consequently, there are only up to 2N variables per SC in the optimization problem (3).

                                VIII. CONCLUSION

Transmission capacity can be efficiently allocated in forward markets when the energy forward markets of the various scheduling coordinators are kept separate by the ISO. Each scheduling coordinator can devise strategies and take voluntary actions to control its costs and gain profits while all participants face the same transparent marginal price for using a congested transmission path. This transparent marginal price for transmission supports efficient allocation of transmission to the highest valued users. It also leads to a stream of hourly short-run marginal price signals that can indicate the need for investment in transmission facilities to avoid the stream of hourly congestion costs.

                               IX. ACKNOWLEDGMENTS

The authors would like to thank the many people who participated in the WEPEX Congestion Management Subteam. Their open and frank discussion of the issues and review of the methodologies and models were instrumental in the development of this approach to interzonal congestion management. In particular, we would like to acknowledge the work of Ashish Bhaumik, Bill Engelbrecht, Shangyou Hao, Dianne Hawk, Carl Imparato, and Alex Papalexopoulos. We would also like to thank Dariush Shirmohammadi for his comments and insight.

                                  X. REFERENCES

[1]  California Public Utilities Commission Decision 95-12-063 (December 20,
     1995), as modified by Decision 96-10-009 (January 10, 1996).

[2] Joint Application of Pacific Gas and Electric Company, San Diego Gas & Electric Company, and Southern California Edison for Authorization to Convey Operational Control of Designated Jurisdictional Facilities to an Independent System Operator, Federal Energy Regulatory Commission Docket No. EC96-19-000, April 29, 1996.

[3] The Phase II Filing of the California Power Exchange Corporation, Federal Energy Regulatory Commission Docket Nos. EC96-19-001 and ER96-1663-001, March 31, 1997.

[4] The Phase II Filing of the California Independent System Operator Corporation, Federal Energy Regulatory Commission Docket Nos. EC96-19-001 and ER96-1663-001, March 31, 1997.

[5] P.R. Gribik, "Transmission Congestion Management and Pricing in Forward Markets," Report to the WEPEX Congestion Management Subteam, September 1996.

[6] W.W. Hogan, "Contract Networks for Electric Power Transmission: Technical Reference," John F. Kennedy School of Government, Harvard University, Dec. 1991.

[7]  M.C. Caramanis, R.E. Bohn, and F.C. Schweppe, "Optimal Spot Pricing:
     Practice and Theory," IEEE Transactions on Power Systems, Volume PAS-101, No. 9, September 1982.

[8] A.V. Fiacco, Introduction to Sensitivity and Stability Analysis in Nonlinear Programming, Academic Press, New York, 1983.

                         APPENDIX I: DC POWER FLOW MODEL

Since interest in congestion management is not limited to power engineers, we give a brief review of the development of the DC power flow equations.

Start with the real power balance equations at all buses:

                               [FORMULA OMITTED]



The DC equations are derived from (Al) by assuming that:

o    line resistances are negligible so G(ik)<< B(ik)

o    voltage angle differences will be small so

                               [FORMULA OMITTED]

o the voltage magnitudes will lie within a narrow range about a specified voltage profile; for simplicity of exposition we assume a flat voltage profile of 1 per unit.

                               [FORMULA OMITTED]

Under these assumptions, we can write (Al) as:

                               [FORMULA OMITTED]

                   APPENDIX II: PRICING LNTERZONAL CONGESTION

Calculating the locational marginal cost of serving load is well understood (e.g. Caramanis et. al. [7]). Our problem involves a slightly more complicated sensitivity analysis due to the market separation constraints, but the mathematics is still well defined (e.g. Fiacco [8]).

To calculate an SC's marginal cost of serving a load at a location, we must determine the rate at which total cost changes as that load varies in optimization problem (3). To accomplish this, we perturb each SC's locational loads, which appear in constraints (3b) and (3f), and treat the total cost as a function of these perturbations:

                               [FORMULA OMITTED]


The marginal cost of serving load at bus i for SC k is


                               [FORMULA OMITTED]

If Total Cost (o,...,o) is differentiable at (0,...,0), then scheduling coordinator k's marginal cost of serving load at bus i in its energy forward market is given by the Lagrange multipliers:

                               [FORMULA OMITTED]

If Total_Cost (*,...,*) is not differentiable at (0,...,0), then the marginal costs for SC k depend upon the directions in which SC k's loads are moved. In this case there are multiple sets of Lagrange multipliers that satisfy the Kuhn-Tucker conditions, and (A4) gives directional derivatives for SC k.

PROPOSITION 1: The congestion price in a forward market for scheduling the use of interzonal transmission between two locations is the same for all scheduling coordinators.

PROOF: The congestion prices that the ISO charges scheduling coordinator k for using interzonal transmission are based on the differences in SC k's locational marginal costs in SC k's energy forward market. The ISO would charge SC k.

                               [FORMULA OMITTED]

to inject one unit of energy at bus j and withdraw it at bus i. The right-hand
side of (A5) is independent of the scheduling coordinator selected.          [ ]

PROPOSITION 2: The following ways of calculating an SC's transmission congestion charge are equivalent:

o Sum over all buses: {the SC's scheduled withdrawal minus injection at the bus times the SC's locational marginal cost at that bus}.

o Sum over all interzonal paths: {the SC's scheduled flow on a path times marginal value of capacity on the path}.

PROOF: Using Proposition 1, the interzonal transmission charges to SC k under the first approach are given by:

                               [FORMULA OMITTED]

Partitioning the matrix B and the vectors P* and D* by separating out the reference bus N, we write the DC power flow equations (1) as:

                               [FORMULA OMITTED]

The vector of flows on the interzonal paths due to SC k is given by

                               [FORMULA OMITTED]

The Kuhn-Tucker conditions include

                               [FORMULA OMITTED]

Partitioning (A9) to separate the reference bus, rearranging terms, and exploiting the special structure of B:

                               [FORMULA OMITTED]

Using (3f), (A8) and (A10), we can write (A6) as:

                               [FORMULA OMITTED]

The final term in (All) is simply the sum over all interzonal paths of the product of the flow on an interzonal path due to SC k and the marginal value of
capacity on that path.                                                       [ ]

The congestion charges collected from the PX and other SCs will be distributed to others, e.g. the transmission owners or the owners of financial rights. The owners of a path (or the rights on a path) would receive the congestion charges paid by the users of that path. The total due the owners could be defined as the marginal value of capacity on the path times the available capacity on the path. If we define the payments in this way, we have:

PROPOSITION 3: The congestion charges billed to the PX and other SCs equal the payments due to the rights owners.

PROOF: The sum of interzonal congestion charges to the PX and other SCs is:

                               [FORMULA OMITTED]

The vector of flows on the interzonal paths is given by


                               [FORMULA OMITTED]

Using (A10) and (A13), we can write (A12) as:

                               [FORMULA OMITTED]

The preceding results also hold for more complex problem formulations that treat multiple hours and that incorporate inter-temporal constraints on generation and load reduction such as ramping limits.

                                XII. BIOGRAPHIES

PAUL R. GRIBIK is an Associate with Perot Systems Corporation where he assists utilities in developing methodologies and systems to improve their operations in the face of changing regulations and increasing competition. He has provided consulting services to the electric and gas industries for nine years through Arthur D. Little, Mykytyn Consulting Group, and Perot Systems. He also worked for the Pacific Gas and Electric Company for ten years. He received a B.S. in Electrical Engineering in 1971, an M.S. in Industrial Administration in 1973 and a Ph.D. in Industrial Administration and Operations Research in 1976 from Carnegie-Mellon University.

GEORGE A. ANGELIDIS was born in Athens, Greece, in 1962. He received his Ptychion degree from the Aristotle University of Thessaloniki in 1984, and his M.A.Sc. and Ph.D. degrees from the University of Toronto in 1988 and 1992, respectively, all in Electrical Engineering. He is currently with the Pacific Gas and Electric Company where he works on issues related to the California electricity industry restructuring. His research interests and expertise are in advanced computer applications in large-scale electric power systems, with emphasis on steady-state and dynamic analysis and optimization. Dr. Angelidis is a member of IEEE and the Technical Chamber of Greece.

ROSS R. KOVACS (SM `87) received a BEE from Georgia Institute of Technology and an MBA in Finance from Georgia State University. From 1977 to 1993, he worked for the Southern Company in various areas including system planning, transmission planning, financial analysis and electrical engineering. Since 1993, he has worked for Southern California Edison in the Grid Planning and Strategy division where his major responsibilities have been power industry restructuring, leading development of open access tariffs, and developing new methods for a restructured power industry. Ross is a registered Professional Engineer in the state of Georgia.